                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 12, 2001
                                                         -------------

                                JOY GLOBAL INC.
                                ---------------
            (Exact name of registrant as specified in its charter)


                   Delaware                                 39-1566457
---------------------------------------------- ------------------------------------
(State or other jurisdiction of incorporation) (IRS Employer Identification Number)



                                    1-9299
                           ------------------------
                           (Commission File Number)


100 East Wisconsin Drive, Suite #2780, Milwaukee,
                    Wisconsin                            53202
     (Address of principal executive offices)         ----------
                                                      (Zip Code)



Registrant's telephone number, including area code:     (414) 319-8500
                                                     -------------------

Item 5.        Other Events.

     Joy Global Inc. (f/k/a Harnischfeger Industries, Inc.) (the "Company") announced its emergence from Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on July 12, 2001 (the "Effective Date"). A copy of its press release is attached hereto as Exhibit 99.1.

     On May 3, 2001, the Company and certain of its other subsidiaries filed the Third Amended Joint Plan of Reorganization, as Modified, of the Debtors under Chapter 11 of the Bankruptcy Code (the "Plan"), which was confirmed by the United States Bankruptcy Court for the District of Delaware on May 18, 2001. Copies of the Plan and the order confirming the Plan are attached as Exhibits
2.1 and 99.2, respectively. Pursuant to the terms of the Plan, the Company has filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and amended and restated its Bylaws. Copies of the Company's Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2 respectively.

     Pursuant to the terms of the Plan, the outstanding shares of the Company's capital stock have been canceled and the creditors of certain of the Reorganizing Debtors have obtained the right to receive cash, shares of the Company's Common Stock and/or 10.75% Senior Notes Due 2006 (the "Senior Notes") based upon the type and amount of their respective bankruptcy claims. 50,000,000 shares of the Company's Common Stock and up to $167.0 million in Senior Notes have been reserved for issuance with respect to the resolution of such claims under the Plan.

     To effectuate its emergence from bankruptcy, the Company, certain of its subsidiaries, as Guarantors, and BNY Midwest Trust Company, as Trustee, executed an Indenture, a copy of which is attached as Exhibit 4.1. The Company also executed a Registration Rights Agreement, which is attached hereto as Exhibit 4.2, for the benefit of certain eligible investors. A specimen of the Company's 10.75% Senior Notes Due 2006 is attached hereto as Exhibit 4.3, and a specimen of the Company's Common Stock Certificate is attached hereto as Exhibit 4.4.

     A $350 million Credit Agreement (the "Credit Agreement"), which is attached hereto as Exhibit 10.1, was executed on June 29, 2001 among the Company, as Borrower, the lenders named therein, as Lenders, Bankers Trust Co., as Agent, Heller Financial, Inc. and Fleet Capital Corporation, as Co-Syndication Agents, CIT Group/Business Credit, as Documentation Agent, and Deutsche Banc Alex. Brown Inc., as Lead Arranger and Sole Book Running Manager, to provide the Company with adequate financing for its businesses.

     The Company has initiated an equity incentive plan to provide its officers, employees and directors with incentives directly linked to the profitability of the Company's businesses. The Joy Global Inc. 2001 Stock Incentive Plan, which is attached hereto as Exhibit 10.2, was approved as of the Effective Date.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized to execute this report.


                                         Joy Global Inc.
                                         (Registrant)

Dated: July 12, 2001                By:  /s/ Eric B. Fonstad
                                       ---------------------------
                                         Eric B. Fonstad
                                         Associate General Counsel
                                         and Secretary

                               Index to Exhibits

Exhibit
Number
------

2.1 Third Amended Joint Plan of Reorganization, As Modified, of the Debtors Under Chapter 11 of the Bankruptcy Code

3.1  Amended and Restated Certificate of Incorporation of Joy Global Inc.

3.2  Amended and Restated Bylaws of Joy Global Inc.

4.1 Indenture, dated as of July 10, 2001, by and among Harnischfeger Industries, Inc. (to be renamed Joy Global Inc.), as Issuer, the Guarantors Named Therein and BNY Midwest Trust Company, as Trustee, relating to
     10.75% Senior Notes Due 2006

4.2 Registration Rights Agreement, dated as of July 10, 2001, entered into by Harnischfeger Industries, Inc. (to be renamed Joy Global Inc.) for the benefit of Eligible Investors defined therein

4.3  Specimen 10.75% Senior Note Due 2006

4.4  Specimen Common Stock Certificate of Joy Global Inc.

10.1 Credit Agreement, dated as of June 29, 2001, among Harnischfeger Industries, Inc., as Borrower, the lenders named therein, as Lenders, Bankers Trust Co., as Agent, Heller Financial, Inc. and Fleet Capital Corporation, as Co-Syndication Agents, CIT Group/Business Credit, as Documentation Agent, and Deutsche Bank Alex. Brown Inc., as Lead Arranger and Sole Book Running Manager

10.2 Joy Global Inc. 2001 Stock Incentive Plan

99.1 Press Release, dated as of July 12, 2001, announcing the emergence of Harnischfeger Industries, Inc. from bankruptcy and the change of its corporate name to Joy Global Inc.

99.2 Bankruptcy Court Order issued on May 18, 2001 confirming Third Amended Joint Plan of Reorganization, As Modified, of the Debtors Under Chapter 11 of the Bankruptcy Code